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                                                                    EXHIBIT 23.B



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-82412, 333-59870, 333-38004, 333-77603, 333-61536 and
333-105958) and Form S-8 (File Nos. 33-51851, 333-26813, 333-26831, 333-78979,
333-94719, 333-52100, 333-82506, 33-51853, 33-57553, 333-26823, 333-94717,
333-46519, 33-49956, 333-75781, 333-78949, 333-78951, 333-64240, 333-64236,
333-31060, 333-96959) of El Paso Corporation of our report dated March 19, 2001 (March 28, 2003 as to the effects of reclassifications related to the adoption of net reporting for trading activities and accounting for coal mining operations as discontinued operations as discussed in notes 1 and 9, respectively, and September 23, 2003 as to the effects of the reclassifications related to accounting for petroleum operations as discontinued operations as discussed in note 9), related to the financial statements of El Paso CGP Company (formerly The Coastal Corporation) and subsidiaries not presented separately herein, appearing in this Current Report on Form 8-K of El Paso Corporation.


/s/ Deloitte & Touche LLP

Houston, Texas
September 23, 2003